Exhibit 32.1 - Certification

                                  Certification
                       Pursuant to 18 U.S.C. Section 1350,
                                   As Adopted
                         Pursuant to Section 906 of the
                                   Sarbanes -
                                Oxley Act of 2002

In connection with the quarterly report of American Construction Company (the "Company"), on Form 10-QSB for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission ("SEC") on the date hereof (the "Report"), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:


     i. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     ii. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.

 /s/ Zuo Sheng Yu
-----------------------

Zuo Sheng Yu
Chairman and President
November 12, 2004